                                                                        EXH 10.5

                               PURCHASE AGREEMENT
                               ------------------


         THIS PURCHASE AGREEMENT is made at Valley View, Ohio, this 3rd day of March, 1999, between D.I.Y. HOME WAREHOUSE, INC., an Ohio corporation (hereinafter called "Seller"), and GABRIEL BROTHERS, INC. a West Virginia corporation (hereinafter called "Buyer").

         WHEREAS, Seller owns the real estate described on Exhibit A attached hereto (hereinafter referred to as the "'Mansfield Property"); and

         WHEREAS, Seller owns the real estate described on Exhibit B attached hereto (hereinafter referred to as the "Canton Property"); and

         WHEREAS, Seller desires to sell the Mansfield Property and the Canton Property (the Mansfield Property and the Canton Property are hereinafter collectively referred to as the "Properties") to Buyer and Buyer desires to purchase the Properties from Seller;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. PURCHASE AND SALE. Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and pay for, the Properties. The Properties will include the land and any and all buildings, improvements, rights, privileges, and easements appertaining thereto.

         2. PURCHASE PRICE. The total purchase price for the Properties is Eight Million Six Hundred Thousand Dollars ($8,600,000). The purchase price is payable by Buyer as follows:

                  A. One Hundred Thousand Dollars ($100,000) receipt of which is hereby acknowledged by Seller, which sum will be non-refundable upon satisfactory completion of the Due Diligence Investigation (except in the case of Seller's breach).

                  B. A non-refundable (except in the case of Seller's breach) Four Hundred Forty Thousand Dollars ($440,000) deposit, to be paid, upon Buyer's satisfactory completion of the Due Diligence Investigation.

                  C. The balance of the purchase price, namely Eight Million Sixty Thousand Dollars ($8,060,000) in cash, which shall be deposited into escrow on or before the closing date of this transaction.

         All deposits shall be held in an interest bearing account, and the deposits and any accrued interest shall be fully refundable to the Purchaser in the event of termination of the Agreement during or until the expiration of the "Due Diligence Investigation." Thereafter, the deposit and any accrued interest will be non-refundable in the event of a termination by Purchaser (except in the case of Seller's breach).

         3. CLOSING. The closing date of this transaction shall be within thirty
(30) days after the satisfactory completion of Buyer's Due Diligence Investigation, but in no event will the closing date be later than July 1, 1999. Possession to the Canton Property will be delivered at Closing and possession of the Mansfield Property will be delivered within ninety (90) days after the Closing. At closing, the parties will execute the Post Occupancy Agreement attached hereto as Exhibit C with respect to the Mansfield Property.

         4. SELLER'S DISCLAIMER. BUYER ACKNOWLEDGES THAT EXCEPT AS IS SPECIFICALLY SET FORTH HEREIN THAT SELLER IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES EITHER EXPRESS OR IMPLIED REGARDING THE CONDITION, FITNESS OR USE OF THE PROPERTIES. SUBJECT TO BUYER APPROVING THE RESULTS OF ITS DUE DILIGENCE INVESTIGATION, BUYER HEREBY ACCEPTS THE PROPERTIES IN THEIR "AS IS" "WHERE IS" CONDITION WITH ALL FAULTS.

         5. DUE DILIGENCE. This Agreement, and Buyer's obligation to purchase the Properties hereunder, is subject to Buyer satisfactorily completing to its sole reasonable discretion a diligent investigation and inspection of the Properties within ninety (90) days from the date hereof (the "Due Diligence Investigation"). Buyer's investigations and inspections may include, without limitation, tests of the subsurface soil conditions of the Properties, boundary surveys, engineering reports, feasibility studies (including, without limitation, economic feasibility studies), and environmental inspections. Buyer. and Buyer's agents will have reasonable access to the Properties for such inspections. Buyer hereby agrees to defend, indemnify and hold Seller harmless from the acts of Buyer or Buyer's agents resulting from access to the Properties during the Due Diligence Investigation. Buyer's failure to object in writing to Seller within such 90-day period shall be deemed to be satisfactory completion of the Buyer's Due Diligence Investigation. If within such ninety
(90) day period, Buyer objects to an item relating to the Properties, and Seller does not remediate such item prior to the closing date, then this transaction will be null and void and any purchase price already paid will be returned to

Buyer. Buyer agrees to keep the results of its Due Diligence Investigation confidential, except that full disclosure will be made to Seller.

         6. TITLE. Seller shall convey the Properties to Buyer by general warranty deed, warranting title to be free and clear of all liens, encumbrances, clouds and defects whatsoever caused by Seller, except restrictions, reservations, limitations, easements and conditions of record which are approved by Buyer in accordance with subparagraph 7.B. below, zoning ordinances, and taxes and assessments, both general and special, which are a lien but not yet due and payable. Said deed shall be deposited into escrow on or before the closing date.

         7. TITLE INSURANCE. A. On the closing date, Buyer will obtain an Owner's Policy of Title Insurance in the full amount of the purchase price to be issued by the Akron office of Chicago Title Insurance Company (hereinafter called "title company") in its customary form, insuring marketable title to the Properties to be good in Buyer, subject only to any exceptions to be set forth in the deed which are approved by Buyer as set forth below. Prior to closing, each party will receive an insured closing letter from Chicago Title Insurance Company.

         B. A preliminary title report, with a special tax search included, in the form of a commitment to issue the required title policy requested by Buyer ("title report") will be ordered by Seller for the benefit of Buyer upon execution hereof. In addition, upon execution hereof, Buyer will order an ALTA survey of the Properties. The title report and the survey must be completed within forty-five (45) days from the date hereof. Within ten (10) days of Buyer's receipt of the title report and the ALTA survey for both Properties, Buyer will notify Seller and the title company of any restrictions, reservations, limitations, easements and conditions of record (together herein called "title defects") disclosed in said title report or survey which are objectionable to Buyer. Buyer's failure to object in writing within such 10-day period shall be deemed to be an approval by Buyer for the items set forth therein and a waiver of any items so disclosed. If Buyer objects to a title defect, and Seller does not remove such title defect within twenty (20) days thereafter, then this transaction will be null and void and any purchase price already paid will be returned to Buyer.

         On the closing date, the escrow agent shall notify Seller and Buyer as to whether the title company is then in a position to issue its title insurance. If the escrow agent shall notify the parties that (a) the title company will issue the title insurance, this transaction shall be consummated in accordance with the terms and provisions of this Agreement; or (b) the title company will not issue the title insurance, and if Buyer does not forthwith waive the title defects that the escrow agent shall recite as preventing such issuance, or if Seller does not forthwith cure the same, then the closing of this transaction shall be postponed for a reasonable period of time not to exceed thirty (30) days until Seller shall remove said title defects. If Seller is unable to cure such title defects within said thirty (30) days, this Agreement shall be null and void, all funds and documents previously deposited in escrow shall be returned to the parties, and there shall be no further liability between the parties. If Buyer shall waive such title defects by so notifying the escrow agent in writing, or if Seller shall have cured such defects, as provided herein, the obligations of the parties hereunder shall not be affected by reason thereof, there shall be no abatement or reduction of the purchase price, and this transaction shall be consummated in accordance with the terms and provisions of this Agreement, except that such title defects that are waived by Buyer, if any, shall be set forth as exceptions in the deed and in the title insurance.

         8. SELLER'S INFORMATION. Seller, shall use reasonable efforts to furnish Buyer with copies of its existing surveys, building plans, environmental studies and other pertinent or relevant information or reports within its possession or control relating to the Properties (the "Information"). If the Information is too voluminous, Buyer will send a representative to Seller's office to review the Information. Buyer shall immediately review the Information and within twenty (20) days of Buyer's receipt of the Information, Buyer will notify Seller in writing of any item disclosed in the Information which is objectionable to Buyer and whether Buyer still intends to proceed with the transaction described herein or to abandon such transaction.

         NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, SELLER IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THE INFORMATION AND SELLER HEREBY DISCLAIMS ANY SUCH WARRANTIES EITHER EXPRESS OR IMPLIED. THE PARTIES ACKNOWLEDGE THAT BUYER IS CONDUCTING THE DUE DILIGENCE INVESTIGATION OF THE PROPERTY AND THAT BUYER WILL RELY EXCLUSIVELY ON THE RESULTS THEREOF.

         9. SELLER'S REPRESENTATIONS. Seller hereby represents, which representations shall be effective as of the closing date and shall survive the transfer of title to Buyer or Buyer's nominee, as follows:

         (a) Seller has received no notices or orders from any governmental authority with respect to the condition of the Properties or repair of the same, or with respect to any claim of a violation of any laws, ordinances, zoning codes, building codes or orders applicable thereto;

         (b) that there are no actions, suits or proceedings against the Seller with respect to the Properties, and that, to its actual knowledge, there are no investigations pending or actions, suits or proceedings at law or in equity or investigations threatened against Seller that would adversely affect this transaction or the Properties being sold hereunder;

         (c) that, to its actual knowledge, all documents delivered or required hereunder to be delivered to Buyer and ail warranties herein made by Seller are accurate and complete and there has been no material change in any of the facts, circumstances or subject matter of this transaction of which Buyer has not been informed; and

         (d) that the sale and transfer of the Properties aforesaid is or shall be prior to the closing date duly authorized in accordance with law, and within the scope of authority of the party or parties conveying the Properties, and evidence of such authority shall be presented to Buyer prior to the closing of this transaction.

         10. DAMAGE. From the date hereof, through the closing date, Seller agrees to maintain its existing property and casualty insurance relating to the Property. If there is any significant structural damage to the Properties prior. to transfer of record title then Buyer may, at Buyer's option, (i) elect to continue this Agreement In full force and effect, in which case Seller shall forthwith assign to Buyer all rights of Seller to the insurance recovery due by reason of said damage (if any); or (ii) elect to rescind and void this Agreement, and thereupon there shall be returned to Buyer all money, papers or documents deposited by Buyer, and there shall be returned to Seller all papers or documents deposited by Seller. After transfer of record title to the Properties to Buyer, the risk of loss shall be and is assumed by Buyer.

         11. TAXES AND ASSESSMENTS. Real estate taxes and assessments, both general and special will be prorated as of the date of the transfer of title based upon the most recent tax duplicate.

         12. BROKER. Seller and Buyer represent to each other, which representation shall survive the closing of this transaction, that no real estate broker was involved in this transaction and that no brokerage fees or other compensation is due any real estate broker or any other person because of this transaction except for Jim Cummins Real Estate and Petroplus & Associates, Inc. whose commission of two and one-half percent (2.5%) of the purchase price will be the responsibility of Seller. The commission will be split equally between such brokers and will be paid only in the event title to the Property transfers to Buyer and the purchase price is paid to Seller. The parties shall indemnify and hold each other harmless from any other broker claims made under their authority.

         13. ESCROW. This transaction shall be placed in escrow with the title company ("escrow agent"). An executed counterpart of this Agreement shall be deposited with the escrow agent by Buyer, and this Agreement shall serve as the escrow instructions. The escrow agent may attach its standard conditions of acceptance thereto; provided, however, that in the event said standard conditions are inconsistent or in conflict with the terms of this Agreement, then this Agreement shall control.

         14. CLOSING DATE. On the closing date, the escrow agent shall file for record the deed and any other instruments required to be recorded and shall thereupon deliver to each of the parties the funds and documents to which they shall be respectively entitled, together with its escrow statement, provided that the escrow agent shall then have on hand all funds and documents necessary to complete the within transaction and provided the title company has stated in writing that it shall be in a position to, and will issue and deliver, upon the filing of the deed for record, title insurance required hereunder.

         In closing this transaction, the escrow agent shall charge Seller with the following:

         (a)      the cost of any transfer tax;
         (b)      one-half (1/2) the escrow fee;
         (c)      the brokerage commissions; and
         (d) all other charges properly borne by Seller consistent with the terms of this Agreement;

and immediately thereafter shall deliver to Seller the balance of the funds in its hands due under the terms hereof, and any documents due Seller.

On closing, said escrow agent shall charge Buyer with the following:

         (a) any cost of financing this transaction which may be arranged for by Buyer;

         (b)      the cost of filing the deed for record;

         (c) the cost of a title report, title search and the title insurance policy;

         (d)      one-half (1/2) the escrow fee; and

         (e) all other charges properly borne by Buyer consistent with the terms of this Agreement;

and immediately thereafter, said escrow agent shall deliver to Buyer the title policy, the recorded deed or Recorder's receipt therefor, any prorations to which Buyer is entitled, and any other funds or documents due Buyer.

         15. NOTICES. Any notice which may be or is required to be given pursuant to the provisions of this Agreement shall be deemed to be sufficiently given if personally delivered or sent by certified or registered mail, postage prepaid, return receipt requested, and addressed as follows:


          If to Seller, to:   D.I.Y. Home Warehouse, Inc.
                              5811 Canal Road
                              Valley View, Ohio 44125
                              Attention: Clifford Reynolds, President

          With a copy to:     Mr. Reynold Hendrickson
                              Edgemere Enterprises, Inc.
                              44 E. Long Lake Road
                              Bloomfield Hills, Michigan 48304

          With a copy to:     Mr. Harold O. Maxfield, Jr.
                              Cavitch, Familo, Durkin & Frutkin Co., L.P.A.
                              14th Floor, The East Ohio Building
                              Cleveland, Ohio 44114

         If to Buyer, to:     Gabriel Brothers, Inc.
                              Real Estate Department
                              55 Scott Avenue
                              Morgantown, West Virginia 26505

         With a copy to:      Mr. Parry Petroplus
                              Petroplus & Associates, Inc.
                              1000 Hampton Center, Suite C
                              Morgantown, West Virginia 26505

         With a copy to:      Mr. Eric H. London
                              Jackson & Kelly
                              6000 Hampton Center
                              Morgantown, West Virginia 26507

         With a copy to:      Mr. Robert Cooper
                              Jim Cummins Real Estate
                              One Cascade Plaza
                              Akron, Ohio 44308

         16. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective administrators, successors and assigns.

         17. CONFIDENTIAL NATURE OF TRANSFER. The parties agree to keep the existence of this transaction confidential until transfer of title. Buyer agrees to notify all employees and/or agents that have or will have knowledge of this transaction of the confidential nature of this transaction, including, without limitation, employees or agents that will conduct the Due Diligence Investigation. The parties agree that they will jointly approve any news release(s) regarding this transaction. Buyer acknowledges that Seller may suffer significant damages if the existence of this transaction becomes known to customers and/or employees prior to the transfer of title to Buyer.

         18. CLOSING OF BOTH PROPERTIES. The parties acknowledge that this transaction contemplates the purchase of the Mansfield Property and the Canton Property and that the

Properties may not be separately purchased hereunder, and that this transaction is contingent upon Buyer acquiring both of the Properties.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

                                   SELLER:

                                   D.I.Y. HOME WAREHOUSE, INC.


                                   By: /s/ R. Scott Eynon
                                       -----------------------------------------
                                   Title: V. P. Operations
                                         ---------------------------------------
                                   Printed Name: R. Scott Eynon
                                                 -------------------------------


                                   BUYER:

                                   GABRIEL BROTHERS, INC.


                                   By: /s/ James Gabriel
                                       -----------------------------------------
                                   Title: Pres.
                                         ---------------------------------------
                                   Printed Name: James Gabriel
                                                 -------------------------------

     PARCEL 1
     --------

Located in the Southwest Quarter, Section 13, Springfield Township, Village of Ontario, Richland County, Ohio, being a part of an area formerly known as Gramac Allotment and recorded in Plat Volume 17, Page 158, consisting of inlot numbers 1694 through 1699, 1705 through 1718, of the consecutive numbered inlots in the Village of Ontario, together with portions of Sigrud Road, Edgar Road, and Cheryl Road, all now vacated. The same being more particularly described as follows:

         Beginning at the Northwest corner of inlot 1697, the same being located on the south right-of-way line of West Fourth Street Road (US 30 N);

         Thence South 75(degrees) 15' 00" East a distance of 104 feet, more or less, and continuing South 79(degrees) 56' 40" East a distance of
         138.99 feet, all on and along the South right-of-way of West Fourth Street Road;

         Thence South 11(degrees) 16' 00" West 184 feet, more or less, to a point thence South 79(degrees) 56' 40" East 147 feet, more or less to point

         Thence South 11(degrees) 16' 00" West on and along the centerline of Cheryl Road a distance of 192.92 feet to a point on the westerly extension of the North line of inlot 1719;

         Thence South 89(degrees) 38' 00" East on and along the extension of the North line of inlot 1719, a distance of 25.03 feet to a point on the East right-of-way of Cherly Road;

         Thence South 00(degrees) 00' 20" West on and along the East right-of-way of Cherly Road, a distance of 255.74 feet to a point on the North right-of-way of US Route 20 S;

         Thence South 70(degrees) 20' 00" West a distance of 58.42 feet, and continuing South 62(degrees) 01' 20" West a distance of 200.70 feet all on and along the North right-of-way of US Route 30 S to a point on the South right-of-way on Edgar Road, now vacated;

                                   EXHIBIT A
                                  Page 1 of 4

PARCEL 1 CONTINUED
------------------

Thence North 89(degrees) 05' 40" West on and along the South right-of-way of Edgar Road, the same also being the North right-of-way of US Route 30 S, a distance of 489.89 feet to Northeast corner of inlot 1756;

Thence North 00(degrees) 54' 20" East on and along the northerly extension of the east line of inlot 1756, a distance of 25.00 feet to a point on centerline of Edgar Road, now vacated;

Thence North 89(degrees) 05' 40" West a distance of 90.00 feet and continuing North 83(degrees) 41' 30" West a distance of 33.13 feet on and along the centerline of Edgar Road and the westerly extension thereof to a point on the West right-of-way of Edgar Road;

Thence North 01(degrees) 59' 00" East on and along the West right-of-way of Edgar Road, now vacated, and the northerly extension thereof a distance of
280.50 feet to a point on the centerline of Sigrud Road, thence South 88(degrees) 02' 00" East a distance of 45.03 feet, and continuing North 87(degrees) 55' 24" East a distance of 180.45 feet all on and along the centerline of Sigrud Road, now vacated, to a point on the southerly extension of the west line of inlot 1705;

Thence North 01(degrees) 59' 00" East on and along the west line of inlot 1705 1705 and the extension thereof a distance of 253.60 feet to the northwest corner of inlot 1705;

Thence South 87(degrees) 54' 00" East on and along the north line of inlot numbers 1705 and 1706 a distance of 99.75 feet to the southwest corner of inlot 1699;

Thence North 01(degrees) 39' 00" East on and along the west line of inlot 1699 a distance of 88 feet, more or less to a point; thence South 79(degrees) 56' 40" East 137 feet, more or less, thence South 11(degrees) 16' 00" West 180.00 feet, more or less to the northwest corner of inlot 1697, the same beginning the place of beginning of parcel of land herein described.

                                   EXHIBIT A
                                  Page 2 of 4

PARCEL 2
--------


Located in the Southwest Quarter, Section 13, Springfield Township, Village of Ontario, Richland County, Ohio, being a part of an area formerly known as Framac Allotment and recorded in Plat Volume 17, Page 158, consisting of inlot numbers 1694 through 1700, 1705 through 1718, of the consecutive numbered inlots in the Village of Ontario, together with portions of Sigrud Road, Edgar Road, and Cheryl Road, all now vacated. The same being more particularly described as follows:

         Beginning at the Northwest corner of inlet 1697, the same being located on the South right-of-way line of West Fourth Street Road (US 30 N): thence, North 75(degrees) 15' 00" West 152.00 feet to a point, thence, North 76(degrees) 09' 00" West 13.65 feet to the corner of said lot, thence South 01(degrees) 39' 00" West a distance of 195.40 feet to a corner, thence South 79(degrees) 56' 40" East a distance of 132.74 feet to a corner, thence North 11(degrees) 16' 00" East a distance of 180.00 feet to the northwest corner of inlot 1697, the same being the place of beginning of the parcel of land herein described.


     SAVE AND EXCEPT THE FOLLOWING:

Situated in the Village of Ontario, Township of Springfield, County of Richland, State of OH and being a part of the Southwest Quarter of Section 13, Range 19, Township 21, also known as part of the Gramac Allotment recorded in Plat Volume 17, Page 158, being a part of Inlot Numbers One Thousand Six Hundred Ninety-seven (#1697), One Thousand Six Hundred Ninety-eight (#1698) and One Thousand Six Hundred Ninety-nine (#1699), being more particularly described as follows: Beginning at a survey marker set at the Northwest corner of Inlot #1699 thence South 76 degrees 26 minutes 15 seconds East along the Southerly right of way of West Fourth Street, a distance of 13.65 feet to 3/4 inch water pipe found; thence South 75 degrees 22 minutes 43 seconds East along the Southerly right of way of West Fourth Street a distance of 190.83 feet to a survey marker set; thence South 14 degrees 17 minutes 46 seconds West distance of 187.84 feet to a railroad spike set; thence North 76 degrees 53 minutes 49 seconds West a distance of 160.81 feet to a railroad spike set on the East line of lands now or formerly owned by Joy Limited Partnership as recorded in Deed Volume 904, Page 265; thence North ??? degree 28 minutes 46 seconds East along the East line of said Joy Partnership Lands, a distance of 197.00 feet to the survey marker set at the point of beginning, containing 0.798 acres of land more or less, subject to all highways, easements, and use restrictions of record. This description is based upon an actual field survey. All bearings are based upon the South line of lands not or formerly owned by D.I.Y. Home Warehouse, Inc., as recorded in Official Record volume 295 Page 200, also being the Northerly right of way of U.S.R. 30-S, bearing being North 89 degrees 04 minutes 50 seconds West. Bearings are for the determination of angular measurement only. Survey markers set are 5/8 inch x 30 inch long reinforcing bar with plastic cap stamped "RICHLAND ENG. R.L.S. 4939". Deed References: Official Record Volume 295, Page 200 According to survey made by Robert A. Cunning, Registered Surveyor #4939.

Permanent Parcel #______________________________________




                                   EXHIBIT A
                                  Page 3 of 4

ALSO SAVE AND ACCEPT THE FOLLOWING:


Located in the Village of Ontario, Township of Springfield, County of Richland, State of Ohio and being a part of the Southwest Quarter of Section 13, Township 21, Range 19, also known as part of the former Gramac Allotment recorded in Plat Volume 17, Page 158 and being a part of Lot Number 1711 together with portions of Sigrud and Edgar Roads now vacated and more particularly described as follows:

Beginning at a point in the intersection of the centerline of Lexington-Springmill Rd. C.H. 133 with its intersection with the centerline of Sigrud Rd.

Thence S 88 degrees 09' 21" E along the centerline of Sigrud Rd. a distance of
159.97 feet to a pk nail set and the True Place of Beginning.

Thence continuing S 88 degrees 09' 21" E along the centerline of vacated Sigrud Rd. a distance of 41.73 feet to a pk nail set.

Thence N 88 degrees 23' 06" E along the centerline of vacated Sigrud Rd. a distance of 38.35 feet to a pk nail set.

Thence S 02 degrees 06' 38" W a distance of 284.17 feet to a pk nail set on the centerline of vacated Edgar Rd.

Thence N 89 degrees 07' 48" W along the centerline of vacated Edgar Rd. a distance of 51.51 feet to an iron pin set.

Thence N 83 degrees 41' 00" W a distance of 28.58 feet to an iron pin found on the west line of vacated Edgar Rd.

Thence N 02 degrees 06' 38" E along the west line of vacated Edgar Rd. a distance of 280.50 feet to the True Place of Beginning and containing 22608.2650 square feet but subject to all legal highways also all easements of record.



                                   EXHIBIT A
                                  Page 4 of 4

                                     [MAP]











                                   EXHIBIT B

                            POST-OCCUPANCY AGREEMENT


     This Post-Occupancy Agreement Made this ___ day of ____________, 1999, by and between DIY HOME WAREHOUSE, INC., an Ohio Corporation, party of the first part, ("Seller"), and GABRIEL BROTHERS, INC., a West Virginia Corporation, party of the second part, ("Purchaser"), the same parties under that Purchase and Sale Agreement regarding the real estate situate in the cities of Mansfield and Canton, State of Ohio, (collectively the "Property"), as more fully described on Exhibit A and Exhibit B attached hereto.

     WHEREAS, the Seller and the Purchaser have agreed to enter into this Occupancy Agreement, thereby permitting the continued occupancy of the Property by the Seller under the terms and conditions set forth herein and made a part of this Occupancy Agreement.

                                  WITNESSETH:

     That in and for valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the Purchaser hereby agrees, and the Seller hereby accepts the following provisions of the Agreement:

     1. The date of occupancy by the Seller shall be from the date of closing until midnight of the ninetieth (90th) day after the closing (the "90-day post-occupancy period").

     2. The Seller may at their option vacate the Property prior to expiration of the "90-day post-occupancy period".

     3. Seller shall pay no rent during the "90-day post-occupancy period".

     4. During the Seller's "90-day post-occupancy period", Purchaser shall be permitted free and full access to the Property.

     5. The Seller agrees to hold the Purchaser harmless from any claims or actions which arise as a result of Seller's actions, the act of their agents, or any other persons entering upon the Property during the Seller's "90-day post-occupancy period".

     6. The Seller agrees to maintain its existing property and casualty insurance on the Property during the "90-day post-occupancy period".

     7. This Post-Occupancy Agreement is solely for the Seller's right of possession of the Property, pursuant to the provisions of this Agreement, and is not intended to establish a landlord/tenant relationship.

                                   EXHIBIT C

     8. The Seller agrees to pay any and all bills for usage of available utilities on the Property incurred by Seller during the "90-day post-occupancy period".

     9. The Seller agrees to pay its pro-rata share of the general and special real estate taxes assessed upon the Property during the "90-day post-occupancy period".

     10. In the event Seller fails to vacate the Property at the expiration of the "90-day post occupancy period", Seller shall pay to purchaser the sum of Nine Thousand Dollars, ($9,000.00) per week. Payments shall be made only on a weekly basis, and payment shall not be subject to proration on a daily basis.

     WITNESS the following signatures and seals:


WITNESSES:                                  Gabriel Brothers, Inc.,
                                            A West Virginia Corporation


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                                            DIY Home Warehouse, Inc.,
                                            An Ohio Corporation



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